UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): November 6, 2014

PDL BioPharma, Inc.

(Exact name of Company as specified in its charter)

000-19756

(Commission File Number)

Delaware	94-3023969
(State or Other Jurisdiction of Incorporation)	(I.R.S. Employer Identification No.)

932 Southwood Boulevard

Incline Village, Nevada 89451

(Address of principal executive offices, with zip code)

(775) 832-8500

(Company’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01      Entry into a Material Definitive Agreement.

The disclosure set forth in Item 2.01 is incorporated into this Item 1.01 by reference.

Item 2.01      Completion of Acquisition or Disposition of Assets.

On November 6, 2014, PDL BioPharma, Inc. (the Company) entered into a royalty purchase and sale agreement (the Royalty Agreement) with The Regents of the University of Michigan (Seller), whereby the Company acquired the rights to receive a portion of Seller’s worldwide royalty interest in Cerdelga™ (eliglustat) for $65.6 million (the Transaction). Cerdelga was developed by Genzyme, a Sanofi company. The Transaction closed simultaneously with the execution of the Royalty Agreement.

Under the terms of the Royalty Agreement, the Company will receive 75 percent of all royalty payments due under Seller’s license agreement with Genzyme from the date that Genzyme commences marketing of Cerdelga until the expiration of the licensed patents, excluding any patent term extension. The Royalty Agreement includes customary rights to ensure the Company’s ability to receive the royalty payments. In accordance with the Royalty Agreement, the Company and Seller have established an escrow account from which royalty payments will be distributed to the Company and Seller.

Item 8.01     Other Events.

On November 6, 2014, the Company issued a press release announcing the Transaction. The press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Cautionary Statements

This filing, the press release and the Company’s statements herein and in the attached press release contain "forward-looking" statements as defined in the Private Securities Litigation Reform Act of 1995. These statements are based on management’s current expectations or predictions of future conditions, events or results based on various assumptions and management's estimates of trends and economic factors in the markets in which we are active, as well as our business plans. Words such as "expects", "anticipates", "intends", "plans", "believes", "seeks", "estimates", "projects", "forecasts", "may", "should", variations of such words and similar expressions are intended to identify such forward-looking statements. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we can give no assurance that such expectations will prove to be correct. Important factors that could impair the Company’s royalty assets or business and limit the Company’s ability to pay dividends, purchase income generating assets and take other corporate actions are disclosed in the “Risk Factors” contained in the Company’s 2013 Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 3, 2014, and updated in subsequent quarterly reports. All forward-looking statements are expressly qualified in their entirety by such factors. The forward-looking statements are representative only as of the date they are made, and the Company assumes no responsibility to update any forward-looking statements, whether as a result of new information, future events or otherwise.

Item 9.01     Financial Statements and Exhibits.

Exhibit No.	Description
99.1	Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PDL BioPharma, inc.
(Company)

By:	/s/ John P. McLaughlin
John P. McLaughlin
President and Chief Executive Officer

Dated: November 6, 2014

Exhibit Index

Exhibit No.	Description
99.1	Press Release